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                                                                   EXHIBIT 10.12


                       EXECUTIVE CHANGE OF CONTROL PLAN

                         Effective as of May 10, 1999
                 Amendment No. 2, Effective as of June 1, 2000

     1. Paragraph 6 (i) A of the Executive Change of Control Plan, which was adopted effective May 10, 1999, and amended on February 10, 2000 shall be amended to read in its entirety as follows:

               A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the Recent Annual Bonus, (II) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any calendar year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed calendar year during the Employment Period, if any, and (III) the sum of (A) the product of (ww) 100% of the Executive's target bonus for the current calendar year and (xx) a fraction, the numerator of which is the number of days in the current calendar year through the Date of Termination, and the denominator of which is 365, plus (B) the product of (yy) the higher of (I) and (II) above and (zz) a fraction, the numerator of which is the number of days remaining in the current calendar year after the Date of Termination, and the denominator of which is 365 (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current calendar year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive other than compensation deferred under the Company's 401(k) Plan or equivalent plan (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

               2. Except as amended above, and in Amendment No. 1, the provisions of the Executive Change of Control Plan remain in effect, unmodified.


                                   GRUBB & ELLIS COMPANY


                                   By: /s/ Reuben S. Leibowitz
                                      ------------------------------------------
                                           Reuben S. Leibowitz
                                           Chairman of the Board of Directors

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                          FORM OF EXECUTIVE AGREEMENT
                 EXECUTIVE CHANGE OF CONTROL PLAN, AS AMENDED

     This Agreement (the "Agreement") is entered into as of August 1, 2000 between Grubb & Ellis Company, a Delaware corporation (the "Company"), and [NAME AND TITLE] ("Executive").


Recitals

     WHEREAS, the Board of Directors of the Company (the "Board of Directors") has adopted Amendment No. 2, effective as of June 1, 2000 ("Amendment No. 2"), to the Grubb & Ellis Company Change of Control Plan, effective as of May 10, 1999 (the "Plan"); and

     WHEREAS, pursuant to Section 12(a) of the Plan, any amendment of the Plan requires a written agreement approved by the Board of Directors and executed by an authorized officer or director of the Company and each affected Executive or their respective successors and legal representatives.


Terms of Agreement

     NOW, THEREFORE, in consideration of the past and prospective contribution of Executive to the Company, and for such other consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto hereby agree as follows:

1. The Company and Executive hereby agree that, under such conditions as may be set forth in the Plan, as amended by Amendment No. 2, Executive shall be eligible to participate in the Plan, which is attached hereto and incorporated herein by reference.

2. The Company and Executive hereby agree to abide by the terms of the Plan, as amended by Amendment No. 2.

3. Executive's participation in the Plan, as amended by Amendment No. 2, is intended to be supplementary to, and does not supersede, any rights or obligations of the parties with respect to other employment agreements, indemnity agreements, benefits, stock options and any other arrangements governing the employment and compensation of Executive at the Company, except as arrangements relative to "Changes of Control" of the Company as defined in the Plan.

4. This Agreement and the Plan, as amended by Amendment No. 2, constitute the entire understanding between the parties with respect to the matters covered in the Plan, as amended by Amendment No. 2, and supersede all prior negotiations, discussions or agreements, written or oral, concerning the then subject matter of the Plan, as amended by Amendment No. 2.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except to the extent pre-empted by federal law.

6. This Agreement may not be modified or cancelled except in a writing signed by Executive and a duly authorized representative of the Company.

7. If any portion of this Agreement is held to be unenforceable by a court of competent jurisdiction, then the remainder of the Agreement shall be given full force and effect.

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  IN WITNESS WHEREOF, the parties have executed this Agreement as of August 1,
2000.

GRUBB & ELLIS COMPANY                        EXECUTIVE



By_____________________________              _______________________________



cc:  Human Resources File

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